Exhibit 99.1
Allied Capital Announces 2009 First Quarter Financial Results
May 11, 2009 — Washington, DC — Allied Capital Corporation (NYSE: ALD) today announced 2009 first quarter financial results.
Highlights for Q1 2009
•	Net investment income was $0.16 per share, or $29.5 million

•	Net realized losses were $0.15 per share, or $27.1 million

•	The total of net investment income and net realized losses was $0.01 per share, or $2.4 million

•	Net unrealized depreciation was $1.96 per share, or $350.1 million; including net depreciation in portfolio value of $2.03 per share, or $362.7 million and the reversal of net unrealized depreciation associated with net realized losses and dividend income of $0.07 per share, or $12.6 million

•	Net loss was $1.95 per share, or $347.7 million

•	Net asset value per share was $7.67 at March 31, 2009

•	Shareholders’ equity was $1.4 billion at March 31, 2009

•	New investments totaled $39.9 million

•	Principal collections from investment repayments or sales totaled $241.8 million

•	Cash and investments in money market and other securities totaled $290.2 million at March 31, 2009
For the quarter ended March 31, 2009, net investment income was $29.5 million or $0.16 per share compared to net investment income of $69.5 million or $0.43 per share for the quarter ended March 31, 2008. For the quarter ended March 31, 2009, the company had net realized losses of $27.1 million or $0.15 per share. For the quarter ended March 31, 2008, the company had net realized gains of $3.1 million or $0.02 per share.
For the quarter ended March 31, 2009, the sum of net investment income and net realized losses was $2.4 million or $0.01 per share. For the quarter ended March 31, 2008, the sum of net investment income and net realized gains was $72.7 million or $0.45 per share.
For the quarter ended March 31, 2009, net change in unrealized appreciation or depreciation was a decrease of $350.1 million or $1.96 per share. Net unrealized depreciation for the quarter was increased by additional net depreciation of $362.7 million or $2.03 per share due to changes in portfolio value and the reversal of previously recorded unrealized appreciation associated with realized gains and dividend income of $4.4 million or $0.02 per share. Net unrealized depreciation for the quarter was reduced by $17.0 million or $0.10 per share due to the reversal of previously recorded unrealized depreciation associated with realized losses.
Net loss for the quarter ended March 31, 2009, was $347.7 million or $1.95 per share, as compared to net loss of $40.7 million or $0.25 per share for the quarter ended March 31, 2008.
Net income can vary substantially from period to period due to the recognition of realized gains and losses and unrealized appreciation and depreciation, among other factors. As a result, quarterly comparisons of net income may not be meaningful.
The company estimates that it has met its dividend distribution requirements for 2008. The company currently does not expect to declare dividends in 2009 and would be able to carry forward any 2009 taxable income for distribution in 2010.
Liquidity and Operations
The company has focused its efforts on selling assets in its portfolio in order to generate capital to improve its liquidity, de-lever its balance sheet and improve its asset coverage ratio. During the first quarter of 2009, the company sold or had repayments on portfolio investments that generated cash proceeds of $241.8 million. At March 31, 2009, the company had cash and money market and other securities totaling $290.2 million. At March 31, 2009, the company had borrowings on its revolving line of credit of $50.0 million, outstanding private notes of $1.0 billion and outstanding public debt of $877.5 million. In addition as of March 31, 2009, $113.5 million in standby letters of credit have been issued under the revolving line of credit. During the three months ended March 31, 2009, the Company repurchased $2.5 million of its publicly issued notes in the market at a cost of $0.5 million, resulting in a net gain of $2.0 million.
Subsequent to March 31, 2009, the Company has continued its efforts to generate capital and de-lever its balance sheet. Cash proceeds from the sale of portfolio investments since March 31, 2009, have totaled $78.4 million. In addition, the Company repurchased $56.8 million of its publicly issued notes in the market at cost of $17.7 million. As of May 8, 2009, the company had cash and investments in money market and other securities of approximately $360 million.
Events of default related to certain covenants have occurred and are continuing under the company’s revolving line of credit and private notes. The company’s asset coverage ratio, which these debt agreements require to be no less than 200%, was 171% as of March 31, 2009. The company is in discussions with these lenders and private noteholders regarding a comprehensive restructuring of these debt agreements to provide long-term operational flexibility. There can be no assurance that the company will achieve a comprehensive restructuring.
Portfolio and Investment Activity
The company has reduced new investment activity as part of its efforts to conserve capital and reduce outstanding debt. New investments for the quarter ended March 31, 2009, totaled $39.9 million, primarily for the funding of pre-existing investment commitments. In addition, the Company completed the acquisition of three Emporia asset management contracts and certain other assets for approximately $11 million. The Emporia funds invest in middle market and broadly syndicated senior secured loans and together have approximately $1.2 billion in assets. Allied Capital is not an investor in the Emporia funds. During the quarter principal collections related to investment repayments or sales totaled $241.8 million.
At March 31, 2009, the total portfolio at value was $2.9 billion, including interest-bearing investments of $2.5 billion with a weighted average yield of 11.8%.
Portfolio Quality
Loans and debt securities over 90 days delinquent at March 31, 2009, were $67.2 million or 2.3% of the portfolio at value. At December 31, 2008, loans and debt securities over 90 days delinquent were $108.0 million or 3.1% of the portfolio at value. Excluding the Company’s senior loan to Ciena Capital LLC, loans and debt securities over 90 days delinquent were $3.1 million or 0.1% of the portfolio at value at both March 31, 2009 and December 31, 2008.
Loans and debt securities not accruing interest at March 31, 2009 were $228.4 million or 7.9% of the portfolio at value, as compared to $335.6 million or 9.6% at December 31, 2008. Excluding the company’s senior loan to Ciena Capital LLC, loans on non-accrual were $164.3 million or 5.6% of the portfolio at value at March 31, 2009 as compared to $230.7 million or 6.6% of the portfolio at value at December 31, 2008.
Loans and debt securities on non-accrual and over 90 days delinquent totaled $67.2 million at March 31, 2009 and $108.0 million at December 31, 2008.
Webcast/ Conference Call at 8:30 a.m. (Eastern Daylight Time) on Monday, May 11, 2009
The company will host a webcast/conference call at 8:30 a.m. (Eastern Daylight Time) on Monday, May 11, 2009, to discuss the results for the quarter. PLEASE VISIT THE PRESENTATIONS & REPORTS SECTION OF

THE INVESTOR RESOURCES PORTION OF THE COMPANY’S WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS TODAY’S CONFERENCE CALL.
All interested parties are welcome to attend the live webcast, which will be hosted through our web site at www.alliedcapital.com. Please visit the web site to test your connection before the call. You can also access the conference call by dialing (866) 804-6925 approximately 15 minutes prior to the call. International callers should dial (857) 350-1671. All callers should reference the passcode “29643840.”
An archived replay of the event will be available through May 25, 2009 by calling (888) 286-8010 (international callers please dial (617) 801-6888). Please reference passcode “71194004.” An archived replay will also be available on our website. For complete information about the webcast/conference call and the replay, please visit our website or call Allied Capital Investor Relations at (888) 818-5298.
Allied Capital to Hold Annual Meeting of Stockholders
Allied Capital Corporation will host its 2009 Annual Meeting of Stockholders on May 13, 2009, at 10:00 a.m. (EDT) at the Fairfax at Embassy Row Hotel (formerly the Westin Embassy Row Hotel) in Washington, DC. The Fairfax at Embassy Row Hotel is located at 2100 Massachusetts Avenue, NW, Washington, DC. All stockholders are invited to attend the meeting.
An admission ticket or proof of ownership and photo identification will be required to gain access to the meeting. Admission tickets were attached to the proxy cards that were mailed to all registered stockholders who owned shares of the Company as of March 2, 2009, the record date. Individuals who own shares through a broker or other nominee should bring a legal proxy or a brokerage statement to the meeting in order to show proof of ownership. All interested parties are welcome to attend the live webcast that will be hosted through our web site at www.alliedcapital.com. Please visit the web site to test your connection before the meeting begins. An archive of the webcast will be available on our web site at the conclusion of the meeting and will be available through May 27, 2009. For complete information about the webcast, please visit our web site or call Allied Capital Investor Relations at (888) 818-5298.
About Allied Capital
Allied Capital (NYSE: ALD) is a business development company (BDC) in the U.S. that is regulated under the Investment Company Act of 1940. Allied Capital has a portfolio of investments in the debt and equity capital of middle market businesses nationwide. Founded in 1958 and operating as a public company since 1960, Allied Capital has been investing in the U.S. entrepreneurial economy for 50 years. Allied Capital has a diverse portfolio of investments in 104 companies across a variety of industries. For more information, please visit www.alliedcapital.com, call Allied Capital investor relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com.
Forward-Looking Statements
The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in Allied Capital’s filings with the Securities and Exchange Commission. This press release should be read in conjunction with the company’s recent SEC filings.

CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	March 31,	December 31,
	2009	2008
	(unaudited)

ASSETS
Portfolio at value:
Private finance	$2,830,038	$3,399,063
Commercial real estate finance	79,030	93,887

Total portfolio at value	2,909,068	3,492,950

Accrued interest and dividends receivable	52,347	55,638
Other assets	135,939	122,909
Investments in money market and other securities	5	287
Cash	290,227	50,402

Total assets	$3,387,586	$3,722,186

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes payable	$1,892,500	$1,895,000
Revolving line of credit	50,000	50,000
Accounts payable and other liabilities	75,333	58,786

Total liabilities	2,017,833	2,003,786

Commitments and contingencies

Shareholders’ equity:
Common stock	18	18
Additional paid-in capital	3,036,236	3,037,845
Notes receivable from sale of common stock	(457)	(1,089)
Net unrealized appreciation (depreciation)	(1,853,159)	(1,503,089)
Undistributed earnings	187,115	184,715

Total shareholders’ equity	1,369,753	1,718,400

Total liabilities and shareholders’ equity	$3,387,586	$3,722,186

Net asset value per common share	$7.67	$9.62

Common shares outstanding	178,692	178,692

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008
	(unaudited)

Interest and related portfolio income
Interest and dividends	$88,730	$134,660
Fees and other income	6,452	10,284

Total interest and related portfolio income	95,182	144,944

Expenses
Interest	43,485	37,560
Employee	11,070	22,652
Employee stock options	773	4,195
Administrative	9,845	9,019
Impairment of long-lived asset	2,873	—

Total operating expenses	68,046	73,426

Gain on repurchase of debt	1,995	—

Net investment income before income taxes	29,131	71,518

Income tax expense (benefit), including excise tax	(378)	1,969

Net investment income	29,509	69,549

Net realized and unrealized gains (losses)
Net realized gains (losses)	(27,109)	3,143
Net change in unrealized appreciation or depreciation	(350,070)	(113,404)

Total net gains (losses)	(377,179)	(110,261)

Net increase (decrease) in net assets resulting from operations	$(347,670)	$(40,712)

Diluted earnings (loss) per common share	($1.95)	($0.25)

Weighted average common shares outstanding — diluted	178,692	161,507

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q1 2009(1)	Q4 2008(1)	Q3 2008(1)	Q2 2008(1)	Q1 2008(1)
Income Summary
Interest and related portfolio income	$95.2	$102.1	$120.7	$134.6	$144.9
Operating expenses(2)	68.0	73.5	73.0	66.6	73.4
Gain on repurchase of debt(3)	2.0	—	—	—	—
Income tax expense (benefit), including excise tax(4)	(0.4)	(5.6)	2.1	4.1	2.0

Net investment income	29.5	34.2	45.6	63.9	69.5

Realized gains (losses):
Realized gains	12.8	15.3	97.5	5.0	32.7
Realized losses	(39.9)	(192.0)	(35.5)	(22.9)	(29.6)

Net realized gains (losses)	(27.1)	(176.7)	62.0	(17.9)	3.1

Net change in unrealized appreciation or depreciation:
Net unrealized appreciation (depreciation)	(362.7)	(605.1)	(378.7)	(162.9)	(95.9)
Reversals of previously recorded net unrealized appreciation or depreciation associated with realized gains or losses:
Unrealized appreciation reversed for realized gains	(1.0)	(0.9)	(80.4)	(2.2)	(36.2)
Unrealized appreciation reversed for dividend income	(3.4)	—	(1.6)	—	(9.8)
Unrealized depreciation reversed for realized losses	17.0	169.7	34.8	16.9	28.5

Net change in unrealized appreciation or depreciation	(350.1)	(436.3)	(425.9)	(148.2)	(113.4)

Net income (loss)	$(347.7)	$(578.8)	$(318.3)	$(102.2)	$(40.7)

Total of net investment income and net realized gains (losses)(5)	$2.4	$(142.6)	$107.6	$46.0	$72.7

Per Share Statistics (diluted)
Net investment income	$0.16	$0.19	$0.26	$0.37	$0.43
Net realized gains (losses)	(0.15)	(0.99)	0.35	(0.10)	0.02
Net change in unrealized appreciation or depreciation	(1.96)	(2.44)	(2.38)	(0.86)	(0.70)

Net income (loss)	$(1.95)	$(3.24)	$(1.78)	$(0.59)	$(0.25)

Total of net investment income and net realized gains (losses)(5)	$0.01	$(0.80)	$0.60	$0.27	$0.45
Dividends per share	$—	$0.65	$0.65	$0.65	$0.65

Balance Sheet Summary
Total portfolio at value:
Private finance	$2,830.0	$3,399.1	$4,101.9	$4,390.8	$4,519.8
Commercial real estate finance	79.0	93.9	106.6	106.8	115.8

Total portfolio at value	$2,909.1	$3,493.0	$4,208.5	$4,497.6	$4,635.6
Yield on interest-bearing portfolio	11.8%	12.1%	11.9%	12.7%	12.3%
Cash and investments in U.S. Treasury bills, money market and other securities	$290.2	$50.7	$215.3	$228.8	$201.6
Total assets	$3,387.6	$3,722.2	$4,625.7	$4,937.7	$5,082.2
Total debt outstanding	$1,942.5	$1,945.0	$2,131.0	$2,043.3	$2,191.6
Undistributed earnings	$187.1	$184.7	$421.8	$430.3	$500.5
Total shareholders’ equity	$1,369.8	$1,718.4	$2,413.4	$2,845.8	$2,828.4
Net asset value per share	$7.67	$9.62	$13.51	$15.93	$16.99
Asset coverage ratio	171%	188%	213%	239%	229%
Debt to equity ratio	1.42	1.13	0.88	0.72	0.77
This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(1)	The results for the interim periods are not necessarily indicative of the operating results to be expected for the full year.

(2)	Operating expenses included employee stock option expense totaling $0.8 million or $0.00 per share, $2.3 million or $0.01 per share, $1.5 million or $0.01 per share, $3.9 million or $0.02 per share, and $4.2 million or $0.03 per share for the respective periods.

(3)	During the three months ended March 31, 2009, the Company repurchased $2.5 million of its publicly issued notes at a cost of $0.5 million.

(4)	Income tax expense (benefit), including excise tax, included excise tax expense (benefit) of $(0.4) million or $0.00 per share, $(5.6) million or $(0.03) per share, $0.9 million or $0.01 per share, $1.9 million or $0.01 per share, and $2.3 million or $0.01 per share per share for the respective periods.

(5)	Dividends are based on taxable income, which differs from income for financial reporting purposes. Net investment income and net realized gains are the most significant components of our taxable income. The company currently does not expect to declare dividends in 2009 and would be able to carry forward any 2009 taxable income for distribution in 2010.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q1 2009	Q4 2008	Q3 2008	Q2 2008	Q1 2008
Private Finance New Investments
By security type:
Loans and debt securities
Senior loans	$28.7	$22.1	$44.3	$86.2	$37.2
Senior secured loan to Ciena Capital LLC(7)	—	—	319.0	—	—
Unitranche debt	—	—	0.5	10.3	5.0
Subordinated debt	—	7.3	21.9	110.8	161.2

Total loans and debt securities	28.7	29.4	385.7	207.3	203.4
Equity securities
Preferred shares/ income notes of CLOs	—	—	8.4	24.2	3.0
Subordinated certificates in Unitranche Fund LLC	—	11.1	19.8	63.1	30.7
Other equity securities(7)	10.2	6.9	15.0	22.6	37.5

Total new investments	$38.9	$47.4	$428.9	$317.2	$274.6

By transaction type:
Debt investments	$24.4	$37.8	$82.8	$309.3	$208.5
Buyout investments	14.5	9.6	346.1	7.9	66.1

Total new investments	$38.9	$47.4	$428.9	$317.2	$274.6

Private Finance Repayments or Sales(8)
By security type:
Loans and debt securities	$216.9	$146.7	$252.9	$289.3	$150.8
Equity	23.8	12.4	27.7	35.2	105.6

Total repayments or sales	$240.7	$159.1	$280.6	$324.5	$256.4

Private Finance Portfolio at Value
Loans and debt securities
Senior loans	$289.1	$306.3	$434.9	$330.9	$325.7
Unitranche debt	403.8	456.4	579.3	627.6	655.7
Subordinated debt	1,492.7	1,829.1	2,062.6	2,292.0	2,430.4

Total loans and debt securities	2,185.6	2,591.8	3,076.8	3,250.5	3,411.8

Equity securities
Preferred shares/ income notes of CLOs	104.4	179.2	218.3	232.6	197.4
Subordinated certificates in Unitranche Fund LLC	124.5	125.4	114.3	94.6	31.5
Other equity securities	415.5	502.7	692.5	813.1	879.1

Total equity securities	644.4	807.3	1,025.1	1,140.3	1,108.0

Total portfolio	$2,830.0	$3,399.1	$4,101.9	$4,390.8	$4,519.8

Yields(9):
Senior loans	5.9%	5.6%	4.2%	6.4%	7.0%
Unitranche debt	12.1%	12.0%	12.0%	12.2%	11.8%
Subordinated debt	13.5%	12.9%	13.1%	13.7%	13.0%
Total loans and debt securities	12.3%	11.9%	11.7%	12.6%	12.2%
Preferred shares/ income notes of CLOs	8.0%	16.4%	17.1%	16.0%	15.8%
Subordinated certificates in Unitranche Fund LLC	9.2%	12.0%	10.3%	10.2%	12.4%
Total interest bearing investments	11.9%	12.2%	12.0%	12.8%	12.4%
Total number of portfolio investments	132	138	146	149	152
This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(7)	The senior secured loan to Ciena that was acquired on September 30, 2008 was placed on non-accrual status on the purchase date. During the three months ended March 31, 2009, the Company contributed $3.3 million of equity to support Ciena’s term securitizations in lieu of a draw under the Company’s letters of credit. The Company’s investment in Ciena had a value of $64.1 million at March 31, 2009 and $104.9 million at December 31, 2008.

(8)	Represents principal collections from investment repayments or sales excluding realized gains. Includes $132.2 million of cash collections related to notes and other receivables received from the sale of investments in one portfolio company in prior periods for the three months ended March 31, 2009.

(9)	The weighted average yield on loans and debt securities is computed as the (a) annual stated interest on accruing loans and debt securities plus the annual amortization of loan origination fees, original issue discount, and market discount on accruing loans and debt securities less the annual amortization of loan origination costs, divided by (b) total loans and debt securities at value. The weighted average yield on the preferred shares/income notes of CLOs is calculated as the (a) effective interest yield on the preferred shares/income notes of CLOs is calculated as the (a) effective interest yield on the preferred shares/income notes of CLOs, divided by (b) total preferred shares/income notes of CLOs at value. The weighted average yield on the subordinated certificates in the Unitranche Fund LLC is computed as the (a) annual stated interest divided by (b) total investment at value. The weighted average yields are computed as of the balance sheet date.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q1 2009	Q4 2008	Q3 2008	Q2 2008	Q1 2008
Valuation Assistance Received
Number of private finance portfolio companies reviewed by third parties	93	86	128	119	124
Percentage of private finance portfolio reviewed at value	94.0%	89.8%	97.2%	94.9%	94.0%

Portfolio Quality Data
Loans and Debt Securities on Non-Accrual Status
Loans and debt securities not accruing interest	$228.4	$335.6	$383.1	$109.6	$150.7
Loans and debt securities not accruing interest, % of portfolio at value	7.9%	9.6%	9.1%	2.4%	3.3%
Loans and debt securities not accruing interest excluding investments in Ciena Capital, % portfolio at value	5.6%	6.6%	4.8%	2.4%	2.6%

Loans and Debt Securities Over 90 Days Delinquent
Loans and debt securities over 90 days delinquent	$67.2	$108.0	$21.4	$23.7	$69.4
Loans and debt securities over 90 days delinquent, % portfolio at value	2.3%	3.1%	0.5%	0.5%	1.5%
Loans and debt securities over 90 days delinquent excluding investments in Ciena Capital, % portfolio at value	0.1%	0.1%	0.5%	0.5%	0.9%

Loans and Debt Securities on Non-Accrual Status and Over 90 Days Delinquent
Loans and debt securities not accruing interest and over 90 days delinquent	$67.2	$108.0	$21.4	$23.7	$55.5
This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.